Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2018 Equity Incentive Plan and 2018 Employee Stock Purchase Plan of Twist Bioscience Corporation of our report dated November 28, 2022 with respect to the consolidated financial statements of Twist Bioscience Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Mateo, California

November 28, 2022